UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2014

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-27465 (Commission File Number)	26-1469061 (IRS Employer Identification No.)

2802 North Howard Avenue
Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 920-9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Innovative Software Technologies, Inc. (the “Company”) entered into an employment agreements with William White as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A copy of the employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2014 the Company appointed William White, 61, to serve as Chief Executive Officer of the Company. There are no arrangements or understandings between Mr. White and any other persons pursuant to which he was appointed as Chief Executive Officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. White has had a distinguished career as a Senior Executive and founder of several successful start-ups, and high-growth companies utilizing a combination of astute strategic, business, and financial skills.  Mr. White founded BlueStar Marketing in 2009 and serving as its CEO from January 2009 until present.  BlueStar Marketing is a full service advertising and marketing company and includes Valpak of Northwest Florida and Southwest Alabama, Pensacola Bay Area Real Estate Book, and Travelhost of Northwest Florida.  He successfully grew the sales force across three states growing sales from $300,000 to over $2.5 million.  In 2010 he was awarded “New Franchisee of the Year” by Valpak.  In 2002, Mr. White co-founded Overgroup Consulting, a telecom software company in 2002, where he has served as President & CEO/CMO & VP of Business Development.  Overgroup Consulting has achieved double and triple growth rates and consistently been ranked as one of the Inc. 5000 Fastest Growing Companies.  In 1999 Mr. White became a co-owner and realtor of RE/MAX Horizons.  Within the first six months he was ranked #1 in sales in county, was in the RE/MAX 100% Club each year, led a successful real estate team, and became a member of RE/MAX Hall of Fame in less than seven years.  Prior to this Mr. White co-founded Tires, Inc., a successful retail automotive chain, where as Marketing Director and Operations Manager he implemented a successful marketing and operations plan, reaching over $2 million in first year sales. Mr. White worked for Shell Oil Company from January 1992 until May 1996 as a Purchasing/Project Manager, where he managed both national and international contracts and projects. Prior to that he worked as an Independent Petroleum Landman from September 1980 until December 1991.  Mr. White received his Bachelor of Arts in Accounting with a minor in Finance (Cum Laude) from the University of West Florida in 1991.

Employment Agreement

The Company entered into an employment agreement dated October 9, 2014 (the “Employment Agreement”) with Mr. White. The Employment Agreement has a term of three years, and Mr. White's employment with the Company will be on an at-will basis. Mr. White's employment with the Company commenced on October 9, 2014 (the “Start Date”).

Base Salary and Bonus. Mr. White (the "Executive") will receive an annual base salary of $150,000, subject to annual review. Executive shall be entitled during the Term to participate in the annual performance bonus program established by the Board of Directors for all senior executives of the Company.

Stock Grant.  On the Start Date, Executive is granted 15,000,000 shares of its common stock (the "Grant") to vest as follows:  2,500,000 shares to vest immediately, 2,500,000 shares to vest on the sixth month anniversary of the start date and 2,500,000 shares to vest every six months after that up to the amount of the Grant.

Other Benefits and Terms. Mr. White will be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, the appointment of Lou White as our new President.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.                Description

10.1                             Employment Agreement dated October 9, 2014, between Innovative Software Technologies, Inc. and William White.

99.1                             Press release dated October 15th, 2014 announcing the hiring of William White.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: October 15, 2014                                                         By: /s/ Barrett Wellman
Barrett Wellman
President and Director